News Release

Tutor Perini Reports First Quarter 2024 Results

•Strong operating cash flow of $98.3 million in Q1 2024, up 361% compared to $21.3 million in Q1 2023
•Revenue of $1.05 billion in Q1 2024, up 35% compared to Q1 2023
•Diluted earnings per share ("EPS") of $0.30 in Q1 2024 compared to diluted loss per share of $0.95 in Q1 2023
•Backlog grew to $10.0 billion, up 26% year-over-year; anticipating continued strong backlog growth in 2024 and 2025
•Strengthened balance sheet with debt refinancing

LOS ANGELES – (BUSINESS WIRE) – April 25, 2024 – Tutor Perini Corporation (the “Company”) (NYSE: TPC), a leading civil, building and specialty construction company, reported results today for the first quarter of 2024. The Company generated $98.3 million of cash from operating activities in the first quarter of 2024, up 361% compared to $21.3 million for the same period of 2023. The operating cash flow for the first quarter of 2024 was the Company's second-highest result of any first quarter since the 2008 merger between Tutor-Saliba Corporation and Perini Corporation. The strong operating cash flow was driven by solid collection activities, including approximately $50 million of collections that were associated with certain recently concluded settlement negotiations or dispute resolutions. The Company continues to anticipate strong operating cash generation over the remainder of 2024 and in 2025.

Revenue was $1.05 billion, up 35% compared to $776.3 million for the first quarter of last year. The strong growth was primarily driven by increased project execution activities on two mass-transit projects in California (one in the Civil segment and one in the Building segment) and a Building segment detention facility project in New York.

Income from construction operations for the first quarter of 2024 was $48.8 million, an improvement of $130.7 million compared to loss from construction operations of $81.9 million for the same period in 2023. The substantial improvement was principally due to the absence of certain significant prior-year unfavorable adjustments, as well as contributions related to the increased project execution activities discussed above. Net income attributable to the Company for the first quarter of 2024 was $15.8 million, or $0.30 of diluted EPS, compared to net loss attributable to the Company of $49.2 million, or a $0.95 loss per diluted share, for the first quarter of 2023.

Backlog grew to $10.0 billion as of March 31, 2024, up 26% compared to $7.9 billion as of March 31, 2023. The Building and Civil segments were the primary contributors to the new award activity in the first quarter of 2024. The most significant new awards and contract adjustments in the first quarter of 2024 included a $243 million health care facility project in California; a $73 million airport hangar project in Florida; $66 million of additional funding for several other health care projects in California; $55 million for three U.S. Navy projects in Diego Garcia; and $52 million of additional funding for three mass-transit projects in California.

As previously disclosed, in February 2024 the Company paid down its Term Loan B by $91 million using available cash on hand that it had accumulated — a payment that was made more than one month earlier than required. Subsequently, in April 2024, the Company completed a successful debt refinancing, issuing $400 million of 11.875% senior notes due in 2029. The Company will use the proceeds of this transaction combined with $100 million of available cash on hand in early May 2024 to redeem all $500 million of its 6.875% senior notes due in 2025. In addition, subject to the redemption of the Company's 6.875% senior notes and the satisfaction of other customary closing conditions, the maturity of the Company's revolving credit facility will be extended to 2027.

Outlook and Guidance

The Company is focused on continuing to drive shareholder value through its disciplined approach to project bidding and execution, profitable revenue growth and continued strong cash flow. Over the near term, the Company plans to use excess cash to further reduce debt by paying down the remaining balance of the Term Loan B.

Ronald Tutor, Chairman and Chief Executive Officer, remarked, “We delivered great results that were better than expected for the first quarter of 2024, including solid revenue growth and profitability in our Civil and Building segments, strong backlog growth compared to the prior year, and the second-highest operating cash flow result of any first quarter since 2008. We continue to anticipate that our backlog will grow significantly later this year and in 2025, as we pursue and expect to capture our share of various large project opportunities amid a very strong, multi-year demand environment supported by federal, state and local government funding sources, and limited competition for many of the larger projects.”

Based on the Company's year-to-date results in 2024 and the current outlook for the remainder of the year, the Company is affirming its 2024 EPS guidance and still expects EPS to be in the range of $0.85 to $1.10.

First Quarter 2024 Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Thursday, April 25, 2024, to discuss the first quarter 2024 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial 1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC).

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: unfavorable outcomes of existing or future litigation or dispute resolution proceedings against us or customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; revisions of estimates of contract risks, revenue or costs, economic factors such as inflation, the timing of new awards, or the pace of project execution, which has resulted and may continue to result in losses or lower than anticipated profit; increased competition and failure to secure new contracts; contract requirements to perform extra work beyond the initial project scope, which has and in the future could result in disputes or claims and adversely affect our working capital, profits and cash flows; risks and other uncertainties associated with estimates and assumptions used to prepare our financial statements; a significant slowdown or decline in economic conditions, such as those presented during a recession; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers, as well as damage to our reputation; failure to meet our obligations under our debt agreements (especially in a high interest rate environment); inability to attract and retain our key officers, and to adequately plan for their succession, and hire and retain personnel required to execute and perform on our contracts; possible systems and information technology interruptions and breaches in data security and/or privacy; an inability to obtain bonding, which could have a negative impact on our operations and results; the impact of inclement weather conditions and other events outside of our control on projects; risks related to our international operations, such as uncertainty of U.S. government funding, as well as economic, political, regulatory and other risks, including risks of loss due to acts of war, labor conditions, and other unforeseeable events in countries where we do business, which could adversely affect our revenue and earnings; decreases in the level of government spending for infrastructure and other public projects; downgrades in our credit ratings; client cancellations of, or reductions in scope under, contracts reported in our backlog; risks related to government contracts and related procurement regulations; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws; significant fluctuations in the market price of our common stock, which could result in substantial losses for stockholders and potentially subject us to securities litigation; public health crises, such as COVID-19, which have adversely impacted, and could in the future adversely impact, our business, financial condition and results of operations by, among other things, delaying the timing of project bids and/or awards and the timing of dispute resolutions and associated collections; physical and regulatory risks related to climate change; impairment of our goodwill or other indefinite-lived intangible assets; the exertion of influence over the Company by our chairman and chief executive officer due to his position and significant ownership interest; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 28, 2024 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications
www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended March 31,
(in thousands, except per common share amounts)	2024	2023
REVENUE	$1,048,987	$776,300
COST OF OPERATIONS	(933,736)	(800,469)
GROSS PROFIT (LOSS)	115,251	(24,169)
General and administrative expenses	(66,445)	(57,776)
INCOME (LOSS) FROM CONSTRUCTION OPERATIONS	48,806	(81,945)
Other income, net	5,311	6,417
Interest expense	(19,307)	(21,513)
INCOME (LOSS) BEFORE INCOME TAXES	34,810	(97,041)
Income tax (expense) benefit	(7,308)	48,112
NET INCOME (LOSS)	27,502	(48,929)
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	11,742	267
NET INCOME (LOSS) ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$15,760	$(49,196)
BASIC EARNINGS (LOSS) PER COMMON SHARE	$0.30	$(0.95)
DILUTED EARNINGS (LOSS) PER COMMON SHARE	$0.30	$(0.95)
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	52,092	51,551
DILUTED	52,515	51,551

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total		Corporate		Consolidated Total
Three Months Ended March 31, 2024
Total revenue	$502,822	$422,176	$164,880	$1,089,878		$—		$1,089,878
Elimination of intersegment revenue	(30,657)	(10,234)	—	(40,891)		—		(40,891)
Revenue from external customers	$472,165	$411,942	$164,880	$1,048,987		$—		$1,048,987
Income (loss) from construction operations	$70,743	$16,120	$(18,312)	$68,551	(a)	$(19,745)	(b)	$48,806
Capital expenditures	$8,131	$217	$303	$8,651		$1,783		$10,434
Depreciation and amortization(c)	$10,254	$585	$598	$11,437		$2,145		$13,582

Three Months Ended March 31, 2023
Total revenue	$378,224	$229,291	$196,748	$804,263		$—		$804,263
Elimination of intersegment revenue	(28,354)	362	29	(27,963)		—		(27,963)
Revenue from external customers	$349,870	$229,653	$196,777	$776,300		$—		$776,300
Income (loss) from construction operations	$18,012	$(70,209)	$(12,448)	$(64,645)	(d)	$(17,300)	(b)	$(81,945)
Capital expenditures	$15,065	$2,017	$444	$17,526		$270		$17,796
Depreciation and amortization(c)	$6,981	$457	$619	$8,057		$2,351		$10,408
___________________________________________________________________________________________________
(a)During the three months ended March 31, 2024, the Company’s income (loss) from construction operations was impacted by an unfavorable adjustment of $12.0 million ($8.8 million, or $0.17 per diluted share, after tax) due to an arbitration ruling that only provided a partial award to the Company pertaining to a completed Specialty Contractors segment electrical project in New York, as well as by a favorable adjustment of $10.2 million ($7.5 million, or $0.14 per diluted share, after tax) on a Civil segment mass-transit project in California related to a dispute resolution and associated expected cost savings.
(b)Consists primarily of corporate general and administrative expenses.
(c)Depreciation and amortization is included in income (loss) from construction operations.
(d)During the three months ended March 31, 2023, the Company’s income (loss) from construction operations was unfavorably impacted by an adverse legal ruling on a completed mixed-use project in New York, which resulted in a non-cash, pre-tax charge of $83.6 million ($60.1 million, or $1.17 per diluted share, after-tax), of which $72.2 million impacted the Building segment and $11.4 million impacted the Specialty Contractors segment, as well as an unfavorable adjustment of $28.0 million ($22.2 million, or $0.43 per diluted share, after tax) for a Civil segment mass-transit project in California, resulting from the successful negotiation of significant lower margin (and lower risk) change orders which increased the project’s overall estimated profit but reduced the project’s percentage of completion and overall margin percentage as of March 31, 2023.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands, except share and per share amounts)	As of March 31, 2024	As of December 31, 2023

ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($171,727 and $173,118 related to variable interest entities (“VIEs”))	$358,304	$380,564
Restricted cash	14,749	14,116
Restricted investments	130,499	130,287
Accounts receivable ($51,822 and $84,014 related to VIEs)	1,057,229	1,054,014
Retention receivable ($154,951 and $161,187 related to VIEs)	550,224	580,926
Costs and estimated earnings in excess of billings ($72,566 and $58,089 related to VIEs)	1,156,571	1,143,846
Other current assets ($22,155 and $26,725 related to VIEs)	199,138	217,601
Total current assets	3,466,714	3,521,354
PROPERTY AND EQUIPMENT ("P&E"), net of accumulated depreciation of $546,716 and $534,171 (net P&E of $33,813 and $35,135 related to VIEs)	438,605	441,291
GOODWILL	205,143	205,143
INTANGIBLE ASSETS, NET	67,746	68,305
DEFERRED INCOME TAXES	69,737	74,083
OTHER ASSETS	122,462	119,680
TOTAL ASSETS	$4,370,407	$4,429,856

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$21,109	$117,431
Accounts payable ($23,199 and $24,160 related to VIEs)	600,190	466,545
Retention payable ($22,011 and $22,841 related to VIEs)	227,731	223,138
Billings in excess of costs and estimated earnings ($425,410 and $439,759 related to VIEs)	1,002,268	1,103,530
Accrued expenses and other current liabilities ($10,572 and $18,206 related to VIEs)	191,909	214,309
Total current liabilities	2,043,207	2,124,953
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $9,389 and $11,000	780,058	782,314
OTHER LONG-TERM LIABILITIES	243,908	238,678
TOTAL LIABILITIES	3,067,173	3,145,945
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 112,500,000 shares ($1 par value), issued and outstanding 52,284,162 and 52,025,497 shares	52,284	52,025
Additional paid-in capital	1,146,008	1,146,204
Retained earnings	148,906	133,146
Accumulated other comprehensive loss	(40,162)	(39,787)
Total stockholders' equity	1,307,036	1,291,588
Noncontrolling interests	(3,802)	(7,677)
TOTAL EQUITY	1,303,234	1,283,911
TOTAL LIABILITIES AND EQUITY	$4,370,407	$4,429,856

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
	Three Months Ended March 31,
(in thousands)	2024	2023
Cash Flows from Operating Activities:
Net income (loss)	$27,502	$(48,929)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	13,023	9,849
Amortization of intangible assets	559	559
Share-based compensation expense	5,524	3,071
Change in debt discounts and deferred debt issuance costs	1,806	1,004
Deferred income taxes	3,494	(86,265)
Gain on sale of property and equipment	(227)	(4,975)
Changes in other components of working capital	47,173	148,182
Other long-term liabilities	790	(2,256)
Other, net	(1,370)	1,088
NET CASH PROVIDED BY OPERATING ACTIVITIES	98,274	21,328

Cash Flows from Investing Activities:
Acquisition of property and equipment	(10,434)	(17,796)
Proceeds from sale of property and equipment	628	6,540
Investments in securities	(12,045)	(386)
Proceeds from maturities and sales of investments in securities	11,530	4,755
NET CASH USED IN INVESTING ACTIVITIES	(10,321)	(6,887)

Cash Flows from Financing Activities:
Proceeds from debt	—	259,500
Repayment of debt	(100,188)	(238,101)
Cash payments related to share-based compensation	(1,440)	(123)
Distributions paid to noncontrolling interests	(7,400)	(8,500)
Contributions from noncontrolling interests	—	2,000
Debt issuance, extinguishment and modification costs	(552)	(407)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(109,580)	14,369

Net increase (decrease) in cash, cash equivalents and restricted cash	(21,627)	28,810
Cash, cash equivalents and restricted cash at beginning of period	394,680	273,831
Cash, cash equivalents and restricted cash at end of period	$373,053	$302,641

Tutor Perini Corporation
Backlog Information
Unaudited

(in millions)	Backlog at December 31, 2023	New Awards in the Three Months Ended March 31, 2024(a)	Revenue Recognized in the Three Months Ended March 31, 2024	Backlog at March 31, 2024
Civil	$4,240.6	$328.2	$(472.2)	$4,096.6
Building	4,177.5	404.3	(411.9)	4,169.9
Specialty Contractors	1,740.3	140.3	(164.9)	1,715.7
Total	$10,158.4	$872.8	$(1,049.0)	$9,982.2
____________________________________________________________________________________________________
(a)New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.